EXHIBIT NO. 99. (i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 55 to the Registration Statement (the “Registration Statement”) of MFS Series Trust VI (the “Trust”) (File Nos. 33-34502 and 811-6102), of my opinion dated February 27, 2018, appearing in Post-Effective Amendment No. 46 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on February 27, 2018.

 BRIAN E. LANGENFELD

 Brian E. Langenfeld

 Vice President and Managing Counsel

Boston, Massachusetts

February 27, 2024